Exhibit 10.15

GREAT WESTERN BANCORP, INC.

2014 NON-EMPLOYEE DIRECTOR PLAN

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “Award Agreement”) evidences an award of restricted share units (“RSUs”) by Great Western Bancorp, Inc. (“Great Western”) under the Great Western Bancorp, Inc. 2014 Non-Employee Director Plan (the “Plan”). Capitalized terms not defined in the Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	__________	(the “Grantee”).

Grant Date:	__________	(the “Grant Date”).

Number of RSUs:	______________________.

Vesting Schedule	__________	(the “Vesting Date”).

Delivery Date:	No later than 30 days after the earliest to occur of (1) [the one-year anniversary of the Vesting Date, (2)] termination of the Grantee’s service as a Non-Employee Director and [(2)][(3)] a Change in Control, Great Western will issue to the Grantee one Share for each RSU, subject to applicable tax withholding (the date the Shares are so issued, the “Delivery Date”).

Dividend Equivalents:	On the Delivery Date, Great Western will pay to the Grantee a cash amount equal to the product of (x) all cash dividends or other distributions (other than cash dividends or other distributions pursuant to which the RSUs were adjusted pursuant to Section 1.6.3 of the Plan), if any, paid on a Share from the Grant Date to the Delivery Date and (y) the number of Shares delivered to the Grantee on the Delivery Date (including for this purpose any Shares which would have been delivered on the Delivery Date but for being withheld to satisfy tax withholding obligations).

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference. Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the RSUs. In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control. By accepting this Award, the Grantee agrees to be subject to the terms and conditions of the Plan.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

GREAT WESTERN BANCORP, INC.

By:
Name: Title:

[NAME OF GRANTEE]